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                                                                   Exhibit 10.25

February 17, 2005

Larry Stapleton
1827 5th Avenue West
Seattle, Washington 98119

Dear Larry,

BSQUARE CORPORATION is pleased to extend to you an offer for employment as Vice President of North America Sales. You will be paid bi-weekly at a rate equivalent to an annual salary of $135,000. Your job classification is Executive. You will be hired as an exempt employee, so you will not be entitled to overtime. You will earn additional compensation through commissions and bonus. Your commission rate will be equal to 10% of the commissions of the sales executives that report to you. You will be eligible for an additional $12,500 bonus each quarter, based upon meeting certain goals and objectives mutually agreed upon between you and your supervisor. Your bonus for calendar Q2 is guaranteed.

BSQUARE CORPORATION extends the following benefits:

     -    medical, dental, vision, life and disability insurance,

     -    contributions to your Section 125 Unreimbursed Medical account,

     -    a 401(k) retirement plan,

     -    10 paid holidays and 15 days of paid time off, and

     - Options to purchase 100,000 shares of company common stock. Such shares shall be Incentive Stock Options (ISOs), which vest 25% annually over four years in four equal installments. The strike price shall be the closing price of BSQUARE stock on your first day of employment. Stock options shall expire after 5 years. The award of these options is subject to approval by BSQUARE's Board of Directors.

Additionally, we have agreed that after one year of service to BSQUARE, you will be eligible for a three month severance in the event that your employment with BSQUARE is terminated by BSQUARE or its successor. Such severance will not be payable if you are terminated for cause, neglect of duty or poor job performance, all of which are defined in Attachment A.

BSQUARE CORPORATION is an established product development and engineering contracting company with a promising outlook. Your meaningful participation will greatly enhance our ability to retain our current contracting obligations and, in the future, will enable BSQUARE CORPORATION to pursue and secure other contracts. YOUR EMPLOYMENT IS AT-WILL AND ACCORDINGLY, YOU OR BSQUARE CORPORATION MAY TERMINATE THIS EMPLOYMENT RELATIONSHIP AT ANY TIME WITH OR WITHOUT NOTICE OR CAUSE.

This offer is contingent upon compliance with the Immigration Reform and Control Act of 1986. The Act requires you to establish your identity and employment eligibility. To do so, on your start date you will be required to complete
Section I of the Employment Eligibility Verification Form, I-9.

Please signify your acceptance of this offer by signing a copy of this letter and the attached Proprietary Rights Agreement and returning both within 5 business days of receipt.

On behalf of BSQUARE CORPORATION, I hope to welcome you aboard. If you have any questions or concerns, please feel free to contact me.

Sincerely,                              Accepted By:


-------------------------------------   ----------------------------------------
Scott Mahan                      Date   Larry Stapleton                     Date
Vice President of Finance, CFO
BSQUARE Corporation

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                                  ATTACHMENT A

     For purposes of this agreement "cause" means and is limited to dishonesty, fraud, commission of a felony or of a crime involving moral turpitude, destruction or theft of Company property, physical attack to a fellow employee, intoxication at work, use of controlled substances or alcohol to an extent that materially impairs Employee's performance of his or her duties, willful malfeasance or gross negligence in the performance of Employee's duties, violation of law in the course of employment that has a material adverse impact on Company or its employees, Employee's failure or refusal to perform Employee's duties, Employee's failure or refusal to follow reasonable instructions or directions, misconduct materially injurious to Company, neglect of duty, poor job performance, or any material breach of Employee's duties or obligations to Company that results in material harm to Company.

     For purposes of this agreement, "neglect of duty" means and is limited to the following circumstances: (i) Employee has, in one or more material respects, failed or refused to perform Employee's job duties in a reasonable and appropriate manner (including failure to follow reasonable directives), (ii) the supervisor, or a duly appointed representative of the supervisor, has counseled Employee in writing about the neglect of duty and given Employee a reasonable opportunity to improve, and (iii) Employee's neglect of duty either has continued at a material level after a reasonable opportunity to improve or has reoccurred at a material level within one year after Employee was last counseled.

     For purposes of this agreement, "poor job performance" means and is limited to the following circumstances: (i) Employee has, in one or more material respects, failed to perform Employee's job duties in a reasonable and appropriate manner, (ii) the supervisor, or a duly appointed representative of the supervisor, has counseled Employee in writing about the performance problems and given Employee a reasonable opportunity to improve, and (iii) Employee's performance problems either have continued at a material level after a reasonable opportunity to improve or the same or similar performance problems have reoccurred at a material level within one year after Employee was last counseled.

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February 2, 2006

Mr. Larry Stapleton
1827 5th Ave W
Seattle, WA 98119

Dear Larry,

I am please to provide you with the following update to your employment contract with BSQUARE Corporation.

If BSQUARE Corporation terminates your employment when neither cause (as defined in Attachment A to this letter) nor permanent disability exists, and provided that you release BSQUARE Corporation and its agents from any and all claims in a signed, written release satisfactory in form and substance to BSQUARE Corporation, BSQUARE Corporation shall pay you an amount equal to four months of your base salary in severance. Any severance payment shall be paid out at your normal salary rate in a lump sum, and will be subject to normal payout deductions, subject to and following your execution of the written release.

If you have any concerns or questions, please feel free to contact me.

Sincerely,


Brian T. Crowley
President and CEO
BSQUARE CORPORATION

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                                  ATTACHMENT A

     For purposes of this agreement "cause" means and is limited to dishonesty, fraud, commission of a felony or of a crime involving moral turpitude, destruction or theft of Company property, physical attack to a fellow employee, intoxication at work, use of narcotics or alcohol to an extent that materially impairs Employee's performance of his or her duties, willful malfeasance or gross negligence in the performance of Employee's duties, violation of law in the course of employment that has a material adverse impact on Company or its employees, Employee's failure or refusal to perform Employee's duties, Employee's failure or refusal to follow reasonable instructions or directions, misconduct materially injurious to Company, neglect of duty, poor job performance, or any material breach of Employee's duties or obligations to Company that results in material harm to Company.

     For purposes of this agreement, "neglect of duty" means and is limited to the following circumstances: (i) Employee has, in one or more material respects, failed or refused to perform Employee's job duties in a reasonable and appropriate manner (including failure to follow reasonable directives), (ii) the President has counseled Employee in writing about the neglect of duty and given Employee a reasonable opportunity to improve, and (iii) Employee's neglect of duty either has continued at a material level after a reasonable opportunity to improve or has reoccurred at a material level within one year after Employee was last counseled.

     For purposes of this agreement, "poor job performance" means and is limited to the following circumstances: (i) Employee has, in one or more material respects, failed to perform Employee's job duties in a reasonable and appropriate manner, (ii) the President has counseled Employee in writing about the performance problems and given Employee a reasonable opportunity to improve, and (iii) Employee's performance problems either have continued at a material level after a reasonable opportunity to improve or the same or similar performance problems have reoccurred at a material level within one year after Employee was last counseled.